EXHIBIT 24.1

POWER OF ATTORNEY

            Each person whose individual signature appears below hereby authorizes D. Dwight Scott and Robert W. Baker, and each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

            Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date

/s/ Douglas L. Foshee	President, Chief Executive Officer and Director	July 14, 2005
Douglas L. Foshee	(Principal Executive Officer)

/s/ D. Dwight Scott	Executive Vice President and Chief Financial Officer	July 14, 2005
D. Dwight Scott	(Principal Financial Officer)

/s/ Jeffrey I. Beason	Senior Vice President and Controller	July 14, 2005
Jeffrey I. Beason	(Principal Accounting Officer)

/s/ Ronald L. Kuehn, Jr.	Chairman of the Board	July 14, 2005
Ronald L. Kuehn, Jr.

/s/ Juan Carlos Braniff	Director	July 14, 2005
Juan Carlos Braniff

/s/ James L. Dunlap	Director	July 14, 2005
James L. Dunlap

/s/ Robert W. Goldman	Director	July 14, 2005
Robert W. Goldman

/s/ Anthony W. Hall, Jr.	Director	July 14, 2005
Anthony W. Hall, Jr.

/s/ Thomas R. Hix	Director	July 14, 2005
Thomas R. Hix

/s/ William H. Joyce	Director	July 14, 2005
William H. Joyce

/s/ J. Michael Talbert	Director	July 14, 2005
J. Michael Talbert

/s/ Robert F. Vagt	Director	July 14, 2005
Robert F. Vagt

/s/ John L. Whitmire	Director	July 14, 2005
John L. Whitmire

/s/ Joe B. Wyatt	Director	July 14, 2005
Joe B. Wyatt